Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint David Kelly, Ella Campi, Patrick Shilling, Michael Loftus, Kelsang Tsuen, and each of them, each with full power to act without the others, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form F-3 relating to securities guaranteed by UBS AG, including a rescission offer with respect to such securities, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that his or her said attorneys-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

Name	Title

/s/ Sergio P. Ermotti	Group Chief Executive Officer (principal executive officer)
Sergio P. Ermotti

/s/ Todd Tuckner	Group Chief Financial Officer (principal financial officer)
Todd Tuckner

/s/ Steffen Henrich	Group Controller (company controller)
Steffen Henrich

/s/ Colm Kelleher	Chairman and Member of the Board of Directors
Colm Kelleher

/s/ Lukas Gähwiler	Vice Chairman and Member of the Board of Directors
Lukas Gähwiler

/s/ Jeremy Anderson	Senior Independent Director and Member of the Board of Directors
Jeremy Anderson

/s/ William C. Dudley	Member of the Board of Directors
William C. Dudley

/s/ Patrick Firmenich	Member of the Board of Directors
Patrick Firmenich

/s/ Fred Hu	Member of the Board of Directors
Fred Hu

/s/ Mark Hughes	Member of the Board of Directors
Mark Hughes

/s/ Renata Jungo Brüngger	Member of the Board of Directors
Renata Jungo Brüngger

/s/ Gail Kelly	Member of the Board of Directors
Gail Kelly

/s/ Julie G. Richardson	Member of the Board of Directors
Julie G. Richardson

/s/ Lila Tretikov	Member of the Board of Directors
Lila Tretikov

/s/ Jeanette Wong	Member of the Board of Directors
Jeanette Wong